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                                                                     EXHIBIT 23


Turlington and Company, L.L.P.              609 East Center Street
Certified Public Accountants                Post Office Box 1697
                                            Lexington, North Carolina 27293-1697
                                            Office 704-249-6856
                                            Facsimile 704-246-8697



                       CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
LSB Bancshares, Inc.
Lexington, North Carolina


We consent to the incorporation by reference in this Annual Report (Form 10-K) of LSB Bancshares, Inc. and subsidiaries of our report dated January 31, 1996, included in the 1995 Annual Report to Shareholders of LSB Bancshares, Inc. and subsidiaries.

Our audit also included the financial statement schedules of LSB Bancshares, Inc. and subsidiaries listed in Item 14(a). These schedules are the responsibility of the Bank's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-54610) pertaining to the LSB Bancshares, Inc. and subsidiaries 1986 Employee Incentive Stock Option Plan of our report dated January 31, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of LSB Bancshares, Inc. and subsidiaires.


                        TURLINGTON AND COMPANY, L.L.P.


Lexington, North Carolina
January 31, 1996